UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2012

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

76-0307819	000-31553
(IRS Employer Identification No.)	(Commission File Number)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2012, pursuant to a resolution (the “Consent”) of the Compensation Committee of Xcel Brands, Inc. (the “Company”), the Company granted to the following executive officers and directors (the “Executive Grantees”) of the Company the number of shares of restricted Common Stock of the Company (the “Restricted Stock”) set forth opposite each person’s name:

Name	Number of Shares of Restricted Stock
Robert W. D’Loren	700,000
James F. Haran	150,000
Seth Burroughs	100,000
Marisa Gardini	75,000
Giuseppe Falco	75,000

The vesting date of the Restricted Stock granted to Mr. D’Loren, Mr. Haran, Mr. Burroughs and Ms. Gardini is November 15, 2012, provided, however, that each such Executive Grantee may extend the vesting date by six-month increments in his or her sole discretion. The vesting date of the Restricted Stock granted to Mr. Falco is May 15, 2014, provided, however, that Mr. Falco may extend the vesting date by six-month increments in his sole discretion.

Also pursuant to the Consent, on April 17, 2012, the Company granted 50,000 shares of Restricted Stock and options to purchase an aggregate of 75,000 shares of Common Stock (the “Options”) to four non-executive employees (the “Non-Executive Grantees”) of the Company. The exercise price per share of the Options is $3.00, the fair market value on the grant date, and 50% of the Options will vest on each of the first and second anniversaries of the grant date.

The grants by the Company of Restricted Stock and Options were made pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”) and as such no consideration was paid therefor by either the Executive Grantees or the Non-Executive Grantees. Each grant of Restricted Stock and Options was made pursuant to a Restricted Stock Award Agreement or an Option Agreement, respectively, in each case entered into by and between the Company and the respective grantee. A summary of the material terms of the Plan is incorporated here by reference to the Company’s Annual Report on Form 10-K, filed with the Securities & Exchange Commission on March 30, 2012, and available on EDGAR at www.sec.gov.

None of the issuances referenced above were registered under the Securities Act of 1933, as amended (the “Securities Act”), and all of the issuances referenced above qualified for exemption under Section 4(2) of the Securities Act because the Company’s issuance of the Restricted Stock and the Options did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) of the Securities Act due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Executive Grantees and Non-Executive Grantees had the necessary investment intent as required by Section 4(2) because each of them agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC.

By:	/s/ James F. Haran
Name: James F. Haran Title: Chief Financial Officer

Date: April 18, 2012